EXHIBIT 23.1



        Consent of Independent Certified Public Accountants



The Board of Directors
Lithia Motors, Inc. and Affiliated Companies:

      We consent to the use of our reports incorporated herein by reference in the Form S-8 of Lithia Motors, Inc. Our report refers to a change in the method of accounting for inventories, effective January 1, 1997, as discussed in note 1 to the consolidated financial statements.



                                   /s/  KPMG Peat Marwick LLP


Portland, Oregon
May 21, 1999